Exhibit 99.1

Calavo Growers, Inc. Announces Business Reorganization

SANTA PAULA, Calif., April 13, 2022—Calavo Growers, Inc. (Nasdaq-GS: CVGW) (“Calavo” or the “Company”), a global avocado-industry leader and provider of value-added fresh food, today announced plans to reorganize its business to execute Project Uno integration efforts and better serve customers while improving efficiencies and cost savings.

The Company is now organized into two reporting segments, Grown and Prepared. The Grown segment will consist of fresh avocados, tomatoes and papaya. The Prepared segment will comprise all other products including fresh cut fruits and vegetables, ready-to-eat sandwiches, wraps, salads and snacks, guacamole, and salsa sold at retail and food service as well as avocado pulp sold to food service. The two segments each will be led by a Senior Vice President/General Manager responsible for sales, earnings, strategy, international growth, customer fulfillment, grower/supplier relations and new product development.

“The new organizational structure will bring clarity to the decision-making process and increase speed of execution to capture efficiencies and generate growth,” said Brian W. Kocher, Calavo’s President and Chief Executive Officer. “By aligning product fulfillment responsibilities with P&L management, we will better serve our customers with a cost-effective and market-focused organization.”

In addition to the Grown SVP/General Manager, Rob Wedin, and the interim Prepared SVP/General Manager, Ron Araiza, reporting to Kocher will be leaders with responsibilities for compliance and policy making who have companywide reach and influence.

•	Chief Financial Officer Mariela Matute
•	Chief Human Resources Officer Graciela Montgomery
•	Vice President Shared Supply Chain to be named
•	Vice President Communications, Marketing & ESG Thomas Federl
•	Vice President Calavo de Mexico Dionisio Ortiz
•	Vice President Jalisco Operations Eloy Hintz

Calavo Growers, Inc.

Matute and Montgomery, who joined Calavo in October, will remain in their positions. Federl joined Calavo on March 28, and Hintz joined April 4. The other leadership positions are in the process of being filled.

“We have moved quickly to establish an efficient operating structure and fill these roles while ensuring we get the right leaders for success,” Kocher said. “By finding great leaders, clarifying their responsibilities, identifying accountabilities and arming the organization with processes and services to execute, we will position Calavo for long-term profitable growth.”

The reorganization is part of Calavo’s Project Uno, a profit improvement project, that includes pricing initiatives, SKU rationalization, unified procurement, consolidated freight and optimizing administrative functions across all business units. The company recently announced a brand refresh, which introduced the new Calavo brand identity and logo and combined all business units under One Calavo Brand.

As a result of the reorganization, the position of Chief Operations Officer, among other roles in the organization, is being eliminated. Anticipated first year savings in Selling, General and Administrative expenses associated with reduced positions are expected to offset the costs associated with the reorganization and investment in talent to fill the new roles. Ongoing cost savings are expected to amount to over $2 million per year.

About Calavo Growers, Inc.

Calavo Growers, Inc. (Nasdaq: CVGW) is a global leader in quality produce, including avocados, tomatoes and papayas, and a pioneer of healthy fresh-cut fruit, vegetables and prepared foods. Calavo products are sold under the trusted Calavo brand name, proprietary sub-brands, private label and store brands.

Founded in 1924, Calavo has a rich culture of constant innovation, sustainable practices and market growth. The company now serves retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. Calavo is headquartered in Santa Paula, Calif., with processing plants and packing facilities throughout the U.S. and Mexico. Learn more about The Family of Fresh™ at calavo.com.

Forward-Looking Statements
This press release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements include, but are not limited to, statements relating to filling leadership positions, anticipated initial and ongoing cost savings, anticipated costs associated with the reorganization, long-term growth and profitability positioning. These statements are based on our current expectations and are not promises or guarantees. If any of the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements

Calavo Growers, Inc.

include, but are not limited to, the following: the impact of the COVID-19 pandemic on our business, results of operations, and financial condition, including, but not limited to, disruptions in the manufacturing of our products and the operations of the related supply chains supporting our ability to deliver our products to consumers, impacts on our employees and uncertainty regarding our ability to implement health and safety measures for our employees, uncertainties regarding consumer demand for our products, impact on our food service customers, increased costs, the impact of governmental trade restrictions imposed as a result of COVID-19 and the possible adverse impact of COVID-19 on our goodwill and other intangible assets; our ability to raise prices, particularly in our RFG and Foods segments, to offset increase costs of goods sold, and the impact of such price increases on future net sales; seasonality of our business; sensitivity of our business to changes in market prices of avocados and other agricultural products and other raw materials including fuel, packaging and paper; potential disruptions to our supply chain; risks associated with potential future acquisitions, including integration; potential exposure to data breaches and other cyber-attacks on our systems or those of our suppliers or customers; dependence on large customers; dependence on key personnel, including personnel that have not yet been hired, and the ability of our future management team to work together successfully; potential for labor disputes; reliance on co-packers for a portion of our production needs; competitive pressures, including from foreign growers; risks of recalls and food-related injuries to our customers; changing consumer preferences; the impact of environmental regulations, including those related to climate change; our ability to develop and transition new products and services and enhance existing products and services to meet customer needs; risks associated with doing business internationally (including possible restrictive U.S. and foreign governmental actions, such as restrictions on transfers of funds and COVID-19 and trade protection measures such as import/export/customs duties, tariffs and/or quotas and currency fluctuations); risks associated with receivables from, loans to and/or equity investments in unconsolidated entities; volatility in the value of our common stock; the impact of macroeconomic trends and events; and the resolution of pending investigations, legal claims and tax disputes, including an assessment imposed by the Mexican Tax Administrative Service (the “SAT”) and our defenses against collection activities commenced by the SAT. For a further discussion of these risks and uncertainties and other risks and uncertainties that we face, please see the risk factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date of this press release, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact :	Investor Contact:
Thomas Federl, VP Communications, Marketing & ESG	Julie Kegley, SVP
Calavo Growers, Inc.	Financial Profiles, Inc.
Thomas.Federl@calavo.com	calavo@finprofiles.com
843-801-4174	310-622-8246